Exhibit 99.1
ICU Medical, Inc. Announces First Quarter 2017 Results

SAN CLEMENTE, Calif., May 10, 2017 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical devices used in infusion therapy and critical care applications, today announced financial results for the quarter ended March 31, 2017.

First Quarter 2017 Results

First quarter 2017 revenue was $247.7 million, compared to $89.9 million in the same period last year. GAAP gross profit for the first quarter of 2017 was $88.9 million, as compared to $49.2 million in the same period last year. GAAP gross margin for the first quarter of 2017 was 36%, as compared to 55% in the same period last year. GAAP net income for the first quarter of 2017 was $55.9 million, or $2.86 per diluted share, as compared to GAAP net income of $18.2 million, or $1.08 per diluted share, for the first quarter of 2016, which were both adjusted from the previously announced adoption of FASB ASU 2016-09, Improvements to Employee Share-based Payment Accounting, effective January 1, 2016.

Adjusted net sales for the first quarter of 2017 was $248.1 million. Adjusted gross profit for the first quarter of 2017 was $111.0 million. Adjusted gross margin for the first quarter of 2017 was 45%. Adjusted diluted earnings per share for the first quarter of 2017 were $1.68 as compared to $1.26 for the first quarter of 2016. Also, adjusted EBITDA was $50.1 million for the first quarter of 2017 as compared to $32.7 million for the first quarter of 2016.

Adjusted net sales, adjusted gross profit, adjusted gross margin, adjusted diluted earnings per share and adjusted EBITDA are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical's Chief Executive Officer, said, "Revenues were in-line with our expectations and our adjusted EBITDA and adjusted earnings per share were slightly ahead of our expectations due to minor discrete accounting and tax benefits. Integration activities are progressing as planned.”
Revenues by market segment for the three months ended March 31, 2017 and 2016 were as follows (in millions):

The following market segment results for the first quarter of 2017 includes our legacy business and our Hospira Infusion Systems business from the point of closing of the acquisition, which was February 3, 2017, through the end of the first quarter of 2017.

	Three months ended March 31,
Market Segment	2017	2016	$ Change	% Change
Infusion Systems	$46.7	$—	$46.7	100.0%
Infusion Consumables	75.7	76.7	(1.0)	(1.3)%
IV Solutions	97.4	—	97.4	100.0%
Critical Care	12.4	13.0	(0.6)	(4.6)%
Other	15.5	0.2	15.3	7,650.0%
	$247.7	$89.9	$157.8	175.5%

The Company ended the first quarter of 2017 with a strong balance sheet. As of March 31, 2017, cash and cash equivalents totaled $201.9 million, working capital was $725.9 million and long-term debt obligations of $75 million.

Conference Call

The Company will host a conference call to discuss first quarter 2017 financial results today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at (800) 936-9761, international (408) 774-4587, conference ID 13657052. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical, Inc.

ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical devices used in vascular therapy, and critical care applications. ICU Medical's product portfolio includes IV smart pumps, sets, connectors, closed transfer devices for hazardous drugs, cardiac monitoring systems, along with pain management and safety software technology designed to help meet clinical, safety and workflow goals. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, and our recently completed acquisition of the Hospira infusion systems business. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of continued growth or improving efficiencies, unexpected changes in the Company's arrangements with its largest customers and the Company’s ability to meet expectations regarding the integration of the Hospira infusion systems business. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2016 and our subsequent filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2017	December 31, 2016
	(unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$201,862	$445,082
Accounts receivable, net	137,699	56,161
Inventories	445,684	49,264
Prepaid income taxes	12,196	11,235
Prepaid expenses and other current assets	86,594	7,355
Assets held for sale	2,508	—
TOTAL CURRENT ASSETS	886,543	569,097

PROPERTY AND EQUIPMENT, net	377,756	85,696
OTHER ASSETS	31,823	—
GOODWILL	6,583	5,577
INTANGIBLE ASSETS, net	159,135	22,383
DEFERRED INCOME TAXES	11,196	21,935
TOTAL ASSETS	$1,473,036	$704,688
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$37,427	$14,641
Accrued liabilities	121,638	25,896
Income tax liability	1,614	—
TOTAL CURRENT LIABILITIES	160,679	40,537

EARN-OUT LIABILITY	19,000	—
LONG-TERM OBLIGATIONS	75,000	—
OTHER LONG-TERM LIABILITIES	68,832	1,107
DEFERRED INCOME TAXES	6,214	1,370
INCOME TAX LIABILITY	1,519	1,519
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock	—	—
Common stock	1,980	1,633
Additional paid-in capital	586,212	162,828
Treasury stock	—	(14)
Retained earnings	572,843	516,980
Accumulated other comprehensive loss	(19,243)	(21,272)
TOTAL STOCKHOLDERS' EQUITY	1,141,792	660,155
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,473,036	$704,688
______________________________________________________
(1) December 31, 2016 balances were derived from audited consolidated financial statements.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)

	Three months ended March 31,
	2017	2016
REVENUES:
Net sales	$231,788	$89,849
Other	15,951	6
TOTAL REVENUE	247,739	89,855
COST OF GOODS SOLD	158,794	40,622
GROSS PROFIT	88,945	49,233
OPERATING EXPENSES:
Selling, general and administrative	64,886	21,975
Research and development	11,641	3,313
Restructuring and strategic transaction	29,401	—
TOTAL OPERATING EXPENSES	105,928	25,288
INCOME FROM OPERATIONS	(16,983)	23,945
BARGAIN PURCHASE GAIN	63,237	—
OTHER (EXPENSE) INCOME, net	(406)	147
INCOME BEFORE INCOME TAXES	45,848	24,092
BENEFIT (PROVISION) FOR INCOME TAXES	10,015	(5,932)
NET INCOME	$55,863	$18,160
NET INCOME PER SHARE
Basic	$3.03	$1.13
Diluted	$2.86	$1.08
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	18,439	16,042
Diluted	19,549	16,870

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Three months ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$55,863	$18,160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,594	4,801
Provision for doubtful accounts	13	—
Provision for warranty and returns	1,286	39
Stock compensation	4,006	3,808
Loss (gain) on disposal of property and equipment	18	(1)
Bargain purchase gain	(63,237)	—
Bond premium amortization	—	528
Changes in operating assets and liabilities:
Accounts receivable	(82,266)	2,552
Inventories	22,233	(4,866)
Prepaid expenses and other assets	(66,573)	(3,474)
Accounts payable	11,456	(1,383)
Accrued liabilities	39,907	(8,014)
Income taxes, including excess tax benefits and deferred income taxes	(10,909)	5,145
Net cash (used in) provided by operating activities	(76,609)	17,295
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(16,396)	(3,963)
Proceeds from sale of assets	—	1
Business acquisitions, net of cash acquired	(157,097)	—
Intangible asset additions	(410)	(219)
Purchases of investment securities	—	(7,061)
Proceeds from sale of investment securities	—	11,802
Net cash (used in) provided by investing activities	(173,903)	560
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	8,992	5,421
Proceeds from employee stock purchase plan	1,326	1,197
Purchase of treasury stock	(3,718)	(16,897)
Net cash provided by (used in) financing activities	6,600	(10,279)
Effect of exchange rate changes on cash	692	3,630
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(243,220)	11,206
CASH AND CASH EQUIVALENTS, beginning of period	445,082	336,164
CASH AND CASH EQUIVALENTS, end of period	$201,862	$347,370

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation. The non-GAAP financial measures included in this press release are adjusted net sales, adjusted gross profit, adjusted gross profit margin, adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS").

Adjusted net sales includes/excludes the following items from net sales:

Excludes contract manufacturing revenue: We manufacture certain products for Pfizer at cost in accordance with a manufacturing services agreement. We do not include the contract manufacturing revenue in our adjusted net sales as the revenue under this agreement was negotiated contemporaneously with our acquisition of Hospira from Pfizer and is not indicative of a normal market transaction.

Includes ICU intercompany sales to Hospira: We include intercompany sales to Hospira for inventory that we previously sold to Hospira, which remained on the opening balance sheet of Hospira after its acquisition by ICU.

Adjusted gross profit excludes the following from gross profit:

Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value: The inventory step-up represents the expense recognition of fair value adjustments in excess of the historical cost basis of inventory obtained through acquisition, these charges are outside of our normal operations and are excluded.

Adjusted gross profit margin is calculated using the adjusted gross profit as a percentage of the adjusted net sales as determined above.

Adjusted EBITDA excludes the following items from net income:

Interest, net: We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Restructuring and strategic transaction: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Bargain purchase gain: We may incur a bargain purchase gain on certain acquisitions if the fair market value of the identifiable assets acquired and liabilities assumed, net of deferred taxes exceeds the total consideration paid. We exclude such gains as they are related to acquisitions and have no direct correlation to the operation of our ongoing business.

Adjusted Diluted EPS excludes from diluted EPS, net of tax, interest, net, intangible asset amortization expense, stock compensation expense, restructuring and strategic transaction, and bargain purchase gain, which was tax free. We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

The following tables reconcile our GAAP and non-GAAP financial measures:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands)

	Adjusted net sales
	Three months ended March 31, 2017
	Infusion Systems	Infusion Consumables	IV Solutions	Critical Care	Other	Total
GAAP net sales	$46,670	$75,712	$97,370	$12,397	$15,590	$247,739

Non-GAAP adjustments:
Contract manufacturing	—	—	(14,656)	—		(14,656)
ICU intercompany sales to Hospira	—	14,968	—	—		14,968
Non-GAAP net sales	$46,670	$90,680	$82,714	$12,397	$15,590	$248,051

	Adjusted net sales
	Three months ended March 31, 2016
	Infusion Systems	Infusion Consumables	IV Solutions	Critical Care	Other	Total
GAAP net sales	$—	$76,641	$—	$13,016	$198	$89,855

Non-GAAP adjustments:
Contract manufacturing	—	—	—	—	—	—
ICU intercompany sales to Hospira	—	—	—	—	—	—
Non-GAAP net sales	$—	$76,641	$—	$13,016	$198	$89,855

	Adjusted gross profit
	Three months ended March 31,
	2017	2016
GAAP gross profit	$88,945	$49,233

Non-GAAP adjustments:
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	22,053	—
Non-GAAP gross profit	$110,998	$49,233
GAAP gross profit % GAAP net sales	36%	55%
Non-GAAP gross profit % Non-GAAP net sales	45%	55%

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited) (Continued)
(In thousands, except per share data)

	Adjusted EBITDA
	Three months ended March 31,
	2017	2016
GAAP net income	$55,863	$18,160

Non-GAAP adjustments:
Interest, net	409	—
Stock compensation expense	4,006	3,808
Depreciation and amortization expense	11,594	4,801
Restructuring and strategic transaction	29,401	—
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	22,053	—
Bargain purchase gain	(63,237)	—
Provision for income taxes	(10,015)	5,932
Total non-GAAP adjustments	(5,789)	14,541

Adjusted EBITDA	$50,074	$32,701

	Adjusted diluted earnings per share
	Three months ended March 31,
	2017	2016
GAAP diluted earnings per share	$2.86	$1.08

Non-GAAP adjustments:
Interest, net	0.02	—
Stock compensation expense	0.20	0.23
Amortization expense	0.17	0.04
Restructuring and strategic transaction	1.50	—
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	1.13	—
Bargain purchase gain	(3.23)	—
Estimated income tax impact from adjustments	(0.97)	(0.09)
Adjusted diluted earnings per share	$1.68	$1.26

CONTACT:
ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, Inc.
John Mills, Partner
(646) 277-1254